	James M. Halley Q.C., 2	Derek J. Mullan, Q.C.	R. Stuart Wells
	M. Douglas Howard	W.W. Lyall D. Knott, Q.C.	William A. Ruskin, 1
	Patrick A. Williams	Alexander Petrenko	Bernard Pinsky, 4
	Roy A. Nieuwenburg	William C. Helgason	William D. Holder
	Nigel P. Kent, 1	Douglas W. Lahay	David W. Kington
	Diane M. Bell	Anne L.B. Kober	R. Brock Johnston
	Neil P. Melliship	Kenneth K.C. Ing, 11, 13	Darren T. Donnelly
	Mark S. Weintraub	Neo J. Tuytel	Ross D. Tunnicliffe
	Kevin J. MacDonald	Don C. Sihota	R. Barry Fraser
	James A. Speakman	Kerstin R. Tapping	Ethan P. Minsky, 6, 7, 9
	Brock H. Smith	Nicole M. Byres	Elaine J. Adair
	Peter Kenward	D. Lawrence Munn, 8	John C. Fiddick
	R. Glen Boswall	Bonnie S. Elster	Virgil Z. Hlus, 4
	Stewart L. Muglich, 8	Samantha Ip	Jonathan L.S. Hodes, 1, 5
	Gwendoline Allison	Aaron B. Singer	L.K. Larry Yen, 10
	Peter M. Tolensky	Jane Glanville	Allyson L. Baker, 3
	Warren G. Brazier, 4	Amy A. Mortimore	Veronica P. Franco
	Krista Prockiw	Jeffrey F. Vicq, 15	Brent C. Clark
	Conrad Y. Nest, 10	C. Michelle Tribe	James T. Bryce
	Richard T. Weiland	Jonathan C. Lotz	Cam McTavish
	Lisa D. Hobman	Valerie S. Dixon	Niamh Pollak, 14
	Satinder K. Sidhu	Tasha L. Coulter	Kari Richardson
	Vikram Dhir, 1	Adam M. Dlin	Marta C. Davidson
	Rina J. Jaswal	Sarah W. Jones	Michal Jaworski
	Tristin R. Lee	Jun Ho Song, 4, 8, 16	Shauna K.H. Towriss
	R. Brad Kielmann	Kyle M. Wilson	Kristine P. All
Our File No. 28740-0001 / CW2017093.1	Pratibha Sharma

Associate Counsel: Michael J. Roman

Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

August 5, 2008	Canada	United States	International
	1 Alberta	4 California	11 Hong Kong
	2 Manitoba	5 Colorado	12 South Africa
	3 Ontario	6 District of Columbia	13 United Kingdom
American Uranium Corporation	15 Saskatchewan	7 Florida	14 Ireland
600 17th Street – Suite 2800	8 New York
South Denver, CO 80202	9 Virginia
10 Washington
16 Nevada

Dear Sirs/Mesdames:

Re:	American Uranium Corporation. - Registration Statement
on Form S-1 filed August 5, 2008

     We have acted as counsel to American Uranium Corporation (the “Company”), a Nevada corporation, in connection with the filing of a registration statement on Form S-1 on August 5, 2008 (the “Registration Statement”). As further described in the Registration Statement, the Company is registering, under the Securities Act of 1933, up to 12,692,743 common shares of the Company, without par value, (the “Registered Shares”) for resale by certain selling shareholders named in the Registration Statement (the “Selling Shareholders”) as follows:

(a)	up to 8,461,829 shares of the Company's common stock issued to the Selling Shareholders in private placements on December 20, 2007 and September 4, 2007; and

(b)

up to 4,230,914 shares of the Company's common stock which may be issued to the Selling Shareholders upon the exercise of certain share purchase warrants issued in connection with the private placements on December 20, 2007 and September 4, 2007.

In connection with this opinion, we have examined the following documents:

(a)	Articles of Incorporation of the Company;

(b)	Bylaws of the Company;

(c)	Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

HSBC Building	800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314	www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

(d)	The Registration Statement; and,

(e)	The Prospectus (the “Prospectus”) constituting a part of the Registration Statement.

     In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

     We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

     Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares which are currently outstanding, have been duly and validly authorized and issued, and are fully paid and non-assessable. We are also of the opinion that any Registered Shares to be issued through the exercise of warrants, once issued in accordance with their terms, including payment of the exercise price, will be duly and validly authorized and issued, fully paid and non-assessable.

     This opinion letter is opining upon and is limited to the current federal laws of the United States and Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Prospectus and to our being named in the Registration Statement.

Yours truly,

“Clark Wilson LLP”